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Exhibit 5.01

LORD BISSELL [LOGO] BROOK LLP ATTORNEYS AT LAWS	300 S. GRAND AVENUE SUITE 800 LOS ANGELES, CALIFORNIA 90071-3119 213.485.1500 213.485.1200 FAX WWW.LORDBISSELL.COM
October 28, 2003	David R. Decker
213.687.6778 Fax: 213.341.6778 ddecker@lordbissell.com

Isonics Corporation
5606 McIntyre Street
Golden, Colorado 80403

  Re:
  Registration Statement on Form SB-2

Gentlemen:

        We have acted as special California counsel to Isonics Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form SB-2 (the "Registration Statement") relating to the public sale by the Company of the following (collectively, the "Securities"):

          (a)   1,350,000 Class C Redeemable Warrants underlying outstanding Class B Redeemable Warrants (not including 430,110 Class C Redeemable Warrants underlying outstanding Class B Redeemable Warrants included in a prior opinion), and

          (b)   2,700,000 shares of its common stock underlying 1,350,000 outstanding Class B Redeemable Warrants and 1,350,000 Class C Redeemable Warrants underlying outstanding Class B Redeemable Warrants (not including 430,110 shares underlying outstanding Class B Redeemable Warrants and 632,610 shares of its common stock underlying outstanding and issuable Class C Redeemable Warrants included in a prior opinion), and the resale offering by certain selling shareholders of

          (c)   1,500,000 shares of common stock that are currently outstanding,

          (d)   1,350,000 Class B Redeemable Warrants that are currently outstanding, and

          (e)   2,260,000 shares of common stock that are underlying outstanding common stock purchase warrants.

        In so acting, we have examined and relied upon the original or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates, and other instruments, and such factual information otherwise supplied to us by the Company as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

        On the basis of and subject to the foregoing, we are of the opinion that the Securities, when sold pursuant to the Registration Statement and Prospectus, will, under the laws of the State of California, upon sale thereof in accordance with the terms set forth in the Registration Statement and the Prospectus, be duly and validly issued, fully paid, and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. Burns, Figa & Will, P.C., of Englewood, Colorado, is authorized to rely on this opinion for purposes of issuing its legal opinions with regard to the Securities.

Very truly yours,
/s/ Lord, Bissell & brook LLP
LORD, BISSELL & BROOK LLP

ATLANTA        CHICAGO        LONDON        LOS ANGELES    NEW YORK

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  Exhibit 5.01